Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our report dated June 24, 2003, included in this Form 11-K, into Oak Hill Financial, Inc.'s previously filed Form S-8 Registration Statement File No. 33-80741.


/s/GRANT THORNTON LLP
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Cincinnati, Ohio
June 27, 2003